Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	FEBRUARY 17, 2005

CROWN FINANCIAL GROUP, INC. ANNOUNCES CONTRACTION OF TRADING ACTIVITIES

Jersey City, NJ., February 17, 2005 /PRNewswire-First Call/-Crown Financial Holdings, Inc., (the “Company,” Pink Sheets: CFGI.PK) today announced that Crown Financial Group, Inc. (“Crown”), the broker dealer subsidiary of the Company, will be contracting trading activities. So as to protect customer orders and effect an orderly contraction from trading activities, Crown announced that effective Thursday, February 17, 2005, they will request that their valued customers cancel all open orders and cease routing order flow to Crown.

Crown is voluntarily contracting its market-making activities while the Company continues to seek financing from a strategic investor or investors. While Crown regrets that we must inconvenience our customers in this manner, we are doing so to protect our customer’s interests.

It is Crown’s intent to return all open orders to the customers prior to the close of business on Thursday, February 17, 2005.

While Crown hopes to resume full market making activities in the near future, regrettably, there is no assurance that we will be successful in achieving our objective. Crown and its employees would like to express our heartfelt thanks to our trading partners for the support you have provided over the years, and the business you have entrusted in Crown.

Questions regarding this press release should be forwarded to Mr. Robert Thornton at (800) 888-8118 x246 or Mr. Phillip Frank at (800) 888-8118 x386.

Certain statements contained herin constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.